Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is dated , between Continental Resources, Inc. (the “Corporation”), and the undersigned director, executive officer (“Officer”) of the Corporation or member of an advisory board (“Advisory Member”) to the Corporation’s Board of Directors or any committee thereof (any of the above are referred to herein as the “Indemnitee”).

WHEREAS, the Corporation has adopted the Fifth Amended and Restated Certificate of Incorporation (the “Charter”) and the Fifth Amended and Restated Bylaws (the “Bylaws”) providing for indemnification of the Corporation’s directors, Officers and Advisory Members, to the maximum extent authorized by the Oklahoma General Corporation Law (the “State Statute”); and

WHEREAS, such Charter, Bylaws, and State Statute contemplate that contracts and insurance policies may be entered into with respect to indemnification of directors, Officers and/or Advisory Members; and

WHEREAS, there are potential concerns relating to the sufficiency and availability of Directors and Officers Liability Insurance (“D&O Insurance”) that the Corporation has or intends to purchase to provide protection against any potential liabilities for directors, Officers and/or Advisory Members which might result from the performance of their services to the Corporation; and

WHEREAS, it is reasonable, prudent, and necessary for the Corporation to obligate itself contractually to indemnify Indemnitee so Indemnitee may serve free from undue concern regarding possible liability; and

WHEREAS, Indemnitee is willing to serve on the condition that Indemnitee is indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee covenant and agree as follows:

1.
Definitions. As used in this Agreement:
(a)
The term “Proceeding” shall include any threatened, pending, or completed action, suit, arbitration, investigation, deposition, inquiry, or any other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, arbitrative, or investigative nature, in which Indemnitee is or will be involved as a party, as a witness, or otherwise, by reason of the fact that Indemnitee is or was a director, Officer, Advisory Member, employee, or agent of the Corporation, any action or inaction by Indemnitee while acting as a director, Officer, Advisory Member, employee, or agent, or that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided that any such action, suit, arbitration, investigation, deposition, or other proceeding which is brought by Indemnitee against that Corporation or directors, Officers of the Corporation or Advisory Members, other than an action brought by Indemnitee to enforce Indemnitee’s rights under this Agreement, shall not be deemed a Proceeding without prior approval by a majority of the Board of Directors of the Corporation.
(b)
The term “Expenses” shall include, without limitation, any judgments, liabilities, fines, and penalties against Indemnitee in connection with a Proceeding, amounts paid by Indemnitee in settlement of a Proceeding, amounts paid as contribution, and all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, expenses associated with document production, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, or expenses reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding, or establishing Indemnitee’s right of entitlement to indemnification.
(c)
References to “other enterprise” shall include employee benefit plans. References to “Fines” shall include any excise tax assessed with respect to any employee benefit plan. References to “serving at the request of the Corporation” shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. If Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Agreement.
(d)
The term “substantiating documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency decisions, orders, or decrees or settlement agreements, as the case may be, accompanied by a signed statement from Indemnitee that such bills, invoices, court or agency decisions, orders, or decrees, or settlement agreements, represent costs or liabilities meeting the definition of “Expenses” herein.
2.
Indemnity of Director, Officer or Advisory Member. The Corporation agrees to hold harmless and indemnify Indemnitee against Expenses to the fullest extent authorized or permitted by law (including the applicable provisions of the State Statute). The phrase “to the fullest extent permitted by law” shall include, but not be limited to: (a) the fullest extent permitted by any provision of the State Statute that authorizes or permits additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the State Statute in effect on the date of this Agreement; and (b) the fullest extent authorized or permitted by any amendments to or replacements of the State Statute adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers, directors and/or Advisory Members. The rights of Indemnitee are vested rights, and any amendment, alteration or repeal of the State Statute that adversely affects any right of Indemnitee shall not limit or eliminate any such vested right.
3.
Additional Indemnity. The Corporation further agrees to hold harmless and indemnify Indemnitee against Expenses incurred by reason of the fact that Indemnitee is or was a director, Advisory Member, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, including, without limitation, any predecessor, subsidiary or affiliated entity of the Corporation, but only if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation. Additionally, in the case of a criminal proceeding, Indemnitee must have had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order of the court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
4.
Choice of Counsel. If Indemnitee is not an officer, employee, or agent of the Corporation, Indemnitee, together with the other directors or Advisory Members who are not Officers, employees, or agents of the Corporation (the “Outside Indemnitees”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by Indemnitees who are Officers, employees, or agents of the Corporation. The principal counsel for Outside Indemnitees (“Principal Counsel”) shall be determined by majority vote of the Outside Indemnitees, and counsel for the Indemnitees who are not Outside Indemnitees (“Separate Counsel”) shall be determined by majority vote of such Indemnitees. The obligation of the Corporation to reimburse Indemnitee for the fees and disbursements of counsel shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, unless, in the opinion of other counsel for Indemnitee, concurred in by Principal Counsel or Separate Counsel, as the case may be, Indemnitee may have defenses available to Indemnitee that are in addition to or different from those of the other Indemnitees such that there is a substantial possibility that Principal Counsel or Separate Counsel, as the case may be, will have a conflict of interest in representing Indemnitee.
5.
Advances of Expenses; Undertaking by Indemnitee. Expenses (other than judgments, penalties, fines, and settlements) incurred by Indemnitee shall be paid by the Corporation, in advance of the final disposition of the Proceeding, within 10 days after receipt of Indemnitee’s written request accompanied by substantiating documentation and Indemnitee’s written affirmation that Indemnitee has met the standard of conduct for indemnification and a written undertaking to repay such amount if, and only if and to the extent that, it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that Indemnitee is not entitled to be indemnified under the provisions of this Agreement, the Charter, Bylaws or State Statute, and no additional form of undertaking with respect to such obligation to repay shall be required. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee shall be unsecured and shall not be subject to the accrual or payment of any interest thereon. If Indemnitee’s request for the advancement of expenses is accompanied by an affidavit of counsel to Indemnitee to the effect that such counsel has reviewed the Expenses and that the Expenses are reasonable in such counsel’s view, then such expenses shall be deemed reasonable in the absence of clear and convincing evidence to the contrary. An affidavit of counsel shall resolve any question whether such charges meet the definition of “Expenses,” including any question regarding the reasonableness of such Expenses, and the Corporation shall not assert such questions as grounds for failure to advance to such Indemnitee, or to reimburse such Indemnitee for, the amount claimed within such 10-day period.

6.
Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification under this Agreement, other than pursuant to Section 5, shall be made no later than 45 days after receipt by the Corporation of the written request of Indemnitee, accompanied by substantiating documentation, unless a determination is made within said 45-day period by independent legal counsel (unless Indemnitee requests, in his or her sole discretion, that such determination be made by the Board of Directors or the shareholders) in a written opinion that Indemnitee has not met the relevant standards for indemnification. As used in this Agreement, “independent legal counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation, its controlling shareholder group, or Indemnitee in any matter material to any such party; or (b) any other party to the Proceeding giving rise to a claim for indemnification. Notwithstanding the foregoing, the term “independent legal counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

Indemnitee shall cooperate with the person, persons, or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons, or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure, and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification), and the Corporation indemnifies and agrees to hold Indemnitee harmless therefrom.

The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, committee thereof, independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standards of conduct, nor an actual determination by the Corporation (including its Board of Directors, committee thereof, independent legal counsel or shareholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

7.
D&O Insurance. To the extent that the Corporation maintains D&O Insurance for directors, Officers, Advisory Members, employees, agents, or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, Advisory Member, Officer, employee, or agent under such policy or policies.
8.
Indemnification Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate, the Bylaws, the State Statute, D&O Insurance, any agreement, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office; provided, however, that this Agreement supersedes all prior written indemnification agreements between the Corporation (or any predecessor thereof) and Indemnitee with respect to the subject matter hereof. However, Indemnitee shall reimburse the Corporation for amounts paid to Indemnitee pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.
9.
Continuation of Indemnity. All agreements and obligations of the Corporation contained herein commenced on the date on which Indemnitee’s directorship, service as an Advisory Member or employment as an Officer with the Corporation commenced and shall continue during the period Indemnitee is a director, Officer or Advisory Member of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding.
10.
Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.
11.
Settlement of Claims. The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty, other liability, or admission by Indemnitee without Indemnitee’s prior written consent. Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement. The Corporation shall not be liable to indemnify Indemnitee under this Agreement regarding any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.
12.
Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation in order to induce Indemnitee to serve as a director, Advisory Member or Officer of the Corporation and acknowledges that Indemnitee is relying upon this Agreement in continuing as a director, Advisory Member or Officer. If Indemnitee is required to bring any action or other proceeding to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee’s Expenses in bringing and pursuing such action.
13.
Governing Law; Binding Effect; Amendment and Termination.
(a)
This Agreement shall be interpreted and enforced in accordance with the laws of the State of Oklahoma.

(b)
This Agreement shall be binding upon the Corporation, its successors, and assigns, and shall inure to the benefit of Indemnitee, Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Corporation, its successors, and assigns.
(c)
No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by the Corporation and Indemnitee.
14.
Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable: (a) the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired; and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable. Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled as respects any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.
15.
Notice. Notice to the Corporation shall be directed to the Corporation’s General Counsel at the Corporation’s then current headquarters. Notice to Indemnitee shall be directed to the address set forth under Indemnitee’s signature below. These addresses may be changed from time to time by the addressee upon notice to the other parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CORPORATION

By:

Name: Doug Lawler

Title: Chief Executive Officer

INDEMNITEE

By:

Name:

Address: